UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): April 26, 2007

Shea Development Corp.

(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-130011	20-8514961
(Commission File Number)	(IRS Employer Identification No.)

1351 Dividend Drive, Suite G, Marietta, GA 30067

(Address of principal executive offices) (Zip Code)

(770) 919-2209

(Issuer’s Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On April 26, 2007, Shea Development Corp. (“Shea” or “Registrant”) and its wholly-owned subsidiary Shea Development Acquisition No. 3 Corp. (“Merger Sub”) entered into an Agreement and Plan of Merger (“Agreement”) with Bravera, Inc. (“Bravera”), pursuant to which Shea will acquire all of the outstanding stock of Bravera in a cash and stock transaction.  The acquisition will be accomplished by the merger of Merger Sub into Bravera, with Bravera surviving the merger as a wholly-owned subsidiary of Shea.  The aggregate purchase price will be payable in 3,000,000 shares of Shea common stock and $1,500,000 in cash at Closing.  Additional consideration may be earned pursuant to earn-out payments subject to Bravera achieving performance goals over the two years from the Closing of the Agreement of:  (i) a minimum aggregate amount of $1,250,000 in cash and (ii) the issuance of warrants to purchase up to 7,937,500 shares of Shea’s common stock.  The warrants become exercisable upon the achievement of the performance goals and will expire if the performance goals are not achieved. Upon Closing of the Agreement, Christopher Watson the sole shareholder of Bravera, will enter into a three-year Employment Agreement with Bravera to be its President.  He will also continue to be a Director of Bravera.  The Closing under the Agreement is subject to customary closing conditions.  The parties anticipate that the Closing will occur during the second quarter of calendar year 2007.

Copies of the Agreement and the press release announcing the Agreement are filed as Exhibit 10.1 and Exhibit 99.1, respectively, to this Current Report on Form 8-K and the information set forth therein is incorporated herein by reference and constitutes a part of this Report.  The foregoing outline of the terms of the Agreement is qualified in its entirety by reference to the Agreement which is attached hereto as Exhibit 10.1.

Item 9.01 - Financial Statements and Exhibits

(a)  Financial Statement of Businesses Acquired

Not Applicable

(b)  Pro-Forma Financial Information

Not Applicable

(c)  Shell Company Transactions

Not Applicable

(d)  Exhibits

Exhibit Number

10.1	Agreement and Plan of Merger

99.1	Press Release of the Registrant dated April 26, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2007	SHEA DEVELOPMENT CORP.

	By:	/s/ FRANCIS E. WILDE
Francis E. Wilde
Chairman and CEO

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.1	Agreement and Plan of Merger

99.1	Press release of the Registrant dated April 26, 2007